UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2016 (November 21, 2016)

ULTRA PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Yukon, Canada	001-33614	N/A
(State or other jurisdiction of incorporation)	(Commission File Number 001-33614)	(I.R.S. Employer Identification No.)

400 North Sam Houston Parkway East, Suite 1200

Houston, Texas 77060

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 876-0120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.	Registrant’s Business and Operations

Item 1.01.	Entry Into a Material Definitive Agreement.

On November 21, 2016, Ultra Petroleum Corp. (“UPL”) and its subsidiaries UP Energy Corporation, Ultra Resources, Inc., Keystone Gas Gathering, LLC, Ultra Wyoming, Inc., Ultra Wyoming LGS, LLC, UPL Pinedale, LLC, UPL Three Rivers Holdings, LLC (collectively, with UPL, the “Ultra Entities”) entered into:

•	A Plan Support Agreement dated November 21, 2016 (the “Plan Support Agreement”) with certain holders of the 5.75% Senior Notes Due 2018 issued by UPL pursuant to that certain Indenture dated December 12, 2013 with respect thereto (the “2018 Notes”); certain holders of the 6.125% Senior Notes Due 2024 issued by UPL pursuant to that certain Indenture dated September 18, 2014 with respect thereto (the “2024 Notes”) (collectively, herein, the “PSA Noteholders”); and certain holders of common stock issued by UPL (the “PSA Equity Owners” and, collectively with the PSA Noteholders, the “Plan Support Parties”); and

•	A Backstop Commitment Agreement dated November 21, 2016 (the “Backstop Agreement”) with the parties thereto (the “Commitment Parties”).

Plan Support Agreement

The Plan Support Agreement sets forth the agreement among the Ultra Entities and the Plan Support Parties to seek and support a proposed joint plan of reorganization for the Ultra Entities (the “Plan”) on and subject to the terms and conditions set forth therein (as previously reported, on April 29, 2016, the Ultra Entities filed voluntary petitions for reorganization under chapter 11 of the United States Bankruptcy Code (the “Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Court”); the petitions are being jointly administered under the caption In re Ultra Petroleum Corp., et al, Case No. 16-32202 (the “Ultra Proceedings”)). The Plan Support Agreement includes a term sheet detailing the terms and conditions of the Plan (the “Term Sheet”). The Backstop Agreement details the terms and conditions on which the Commitment Parties have agreed to fund an offering of rights to purchase shares of common stock in UPL in connection with the Plan (the “Rights Offering”).

Certain provisions, terms and conditions set forth in the Plan Support Agreement and the Term Sheet are outlined below:

•	All allowable claims and interests of UPL are to be restructured under the Plan.

•	The Rights Offering is expected to raise $580.0 million in cash at an implied 20% discount (the “Rights Offering Price”) to the total enterprise value of the Ultra Entities under the Plan.

•	Under the Plan, the total enterprise value of the Ultra Entities will be $6.0 billion (the “Plan Value”); provided, that if the average closing price of the 12-month forward Henry Hub natural gas strip price during the seven (7) trading days preceding the commencement of the Rights Offering solicitation is: (i) greater than $3.65/MMBtu, the Plan Value shall be $6.25 billion; or (ii) less than $3.25/MMBtu, the Plan Value shall be $5.5 billion.

•	Under the Plan assuming a $6.0 billion Plan Value (with the figures below to be adjusted with Plan Value adjustments, consistent with the terms of the Term Sheet):

•	Each holder of UPL common stock will receive (a) such holder’s pro rata share of 41% of the equity in UPL after the reorganization is consummated and (b)

such holder’s pro rata share of rights to participate in the Rights Offering for 5.4% of the equity in UPL, all subject to dilution by the Management Incentive Plan (as defined below).

•	Each holder of the 2018 Notes and 2024 Notes will receive (a) such holder’s pro rata share of 36.2% of the equity in UPL after the reorganization is consummated and (b) such holder’s share of rights to participate in the Rights Offering for 16.1% of the equity, all subject to dilution by the Management Incentive Plan.

•	The Commitment Parties will receive their pro rata share of 1.3% of the equity in UPL after the reorganization is consummated.

•	Each holder of claims with respect to certain unsecured senior notes issued by Ultra Resources, Inc. (the “OpCo PPN Claims”) and/or the Ultra Resources, Inc. credit agreement dated October 6, 2011 will receive such holder’s respective share of (a) $2.0 billion in principal amount of new unsecured notes to be issued by Ultra Resources, Inc. upon the confirmation of the Plan (the “New OpCo Notes”) and (b) cash.

•	An additional $200.0 million (or such other amount as may be determined by the Court) of New OpCo Notes will be “held in reserve” pending, or issued pro rata to each holder of any applicable allowed make-whole claim with respect to the OpCo PPN Claims (if any, the “Make-Whole Claims”) following, resolution of the Make-Whole Claims and the objection to the Make-Whole Claims filed (or to be filed) by the Ultra Entities in connection with the Plan.

•	Each holder of other claims in the Ultra Proceedings will receive cash in the full amount of such holder’s allowed claim after resolution of any objections filed (or to be filed) by the Ultra Entities in connection with the Plan.

•	The Plan Support Agreement may be terminated upon the occurrence of certain events, including the failure to meet certain milestones relating to the filing, confirmation, and consummation of the Plan and in the event of certain breaches by either the Ultra Entities or the Plan Support Parties.

•	The Plan will provide for the establishment of a management incentive plan (the “Management Incentive Plan”) for UPL under which 7.5% of the fully-diluted, fully-distributed shares of common stock in UPL will be reserved for issuance from time to time to management of the Ultra Entities (the “Share Reserve”). Forty percent (40%) of the Share Reserve will be granted to members of management identified by the UPL board of directors in place prior to the effective date of the Plan; provided, that such grants will automatically expire if such grants have not vested before the fifth anniversary of the Plan effective date. The remaining sixty percent (60%) of the Share Reserve will be available to be granted by the UPL board of directors in place after the effective date of the Plan.

•	The UPL board of directors will, on the effective date of the Plan, select two new members of the UPL board of directors that are reasonably acceptable to the existing Chairman of the UPL board of directors from a list of directors proposed by individual members of the HoldCo Noteholder Committee and the Equityholder Committee (as such terms are defined in the Plan Support Agreement). These two additional directors will serve a two-year term beginning on the effective date of the Plan, and their vote will be required for the Ultra Entities to approve any material mergers and/or acquisition transaction during such two-year term.

•	The Plan will provide for standard and customary releases with respect to the Ultra Entities, the Plan Support Parties, and the directors and management of the Ultra Entities, as well as standard and customary exculpation, discharge and injunction provisions.

•	Each Plan Support Party will not sell or transfer or otherwise dispose of, in over-the-counter transactions, its UPL common stock (an “OTC Transfer”), unless such OTC Transfer is to another Plan Support Party or any other entity (each, an “OTC Transferee”) that first agrees to become a party to, and be bound by the terms of, the Plan Support Agreement, which agreement by such Plan Support Party, each OTC Transferee and any subsequent OTC Transferee will be effected through the settlement of the OTC Transfer.

Backstop Agreement

Pursuant to the Backstop Agreement, the Commitment Parties have agreed to backstop the Rights Offering to be conducted in accordance with the Plan. In accordance with the Plan, the Backstop Agreement and certain Rights Offering procedures to be filed as part of the Plan, UPL will offer eligible debt and equity holders, including the Commitment Parties, the right to purchase shares of new common stock in UPL upon effectiveness of the Plan for an aggregate purchase price of $580.0 million. The Rights Offering will consist of the following offerings:

•	HoldCo Noteholders (as defined in the Backstop Agreement) shall be granted rights (the “HoldCo Noteholder Rights Offering”) entitling each such holder to subscribe for the Rights Offering in an amount up to its pro rata share of new common stock (the “HoldCo Noteholder Rights Offering Shares”), which HoldCo Noteholder Rights Offering Shares, collectively, will reflect an aggregate purchase price of $435.0 million.

•	HoldCo Equityholders (as defined in the Backstop Agreement) shall be granted rights (the “HoldCo Equityholder Rights Offering”) entitling each such holder to subscribe for the Rights Offering in an amount up to its pro rata share of new common stock (the “HoldCo Equityholder Rights Offering Shares” and, together with the HoldCo Noteholder Rights Offering Shares, the “Rights Offering Shares”), which HoldCo Equityholder Rights Offering Shares, collectively, will reflect an aggregate purchase price of $145.0 million.

Under the Backstop Agreement, certain Commitment Parties have agreed to purchase the HoldCo Noteholder Rights Offering Shares and the HoldCo Equityholder Rights Offering Shares, as applicable, that are not duly subscribed for pursuant to the HoldCo Noteholder Rights Offering or the HoldCo Equityholder Rights Offering, as applicable, by parties other than Commitment Parties (the “Backstop Commitment”) at the Rights Offering Price.

The Ultra Entities will pay the Commitment Parties upon the closing of the Rights Offering a Commitment Premium equal to 6.0% of the $580.0 million committed amount (the “Commitment Premium”). The Commitment Premium shall be fully earned as of the date of the Approval Order (as defined in the Plan Support Agreement). If the Approval Order is entered, the Commitment Premium will be paid either in the form of new common stock at the Rights Offering Price, if the Plan is consummated as contemplated in the Plan Support Agreement, or in cash in the amount of 4.0% of the $580.0 million committed amount, if the Backstop Agreement is terminated under certain circumstances other than, for example, a material breach by the Commitment Parties. All amounts payable to the Commitment Parties in their capacities as such for the Commitment Premium shall be paid pro rata based on the amount of their respective backstop commitments on the Plan effective date (as compared to the aggregate backstop commitment of all Commitment Parties). However, the Commitment Premium shall not be paid to any Commitment Party that has defaulted with respect to its respective backstop commitment or is otherwise in breach of the Backstop Agreement in any material respect.

The rights to purchase new common stock in the Rights Offering, any shares issued upon exercise thereof, and all shares issued to the Commitment Parties in respect of their backstop commitments pursuant to the Commitment Premium, will be issued (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) in reliance upon the exemption from the registration requirements of the securities laws pursuant to Section 1145 of the Bankruptcy Code. All shares issued to the Commitment Parties pursuant to the Backstop Agreement in respect of their Backstop Commitment will be issued (i) pursuant to an effective registration statement under the Securities Act or (ii) in reliance upon the exemption from registration under the Securities Act, provided by Section 4(a)(2) thereof and/or Regulation D thereunder. As a condition to the closing of the transactions contemplated by the Backstop Agreement and the Term Sheet, UPL will enter into a registration rights agreement with the Commitment Parties entitling such Commitment Parties to request that UPL register their restricted securities for sale under the Securities Act at various times.

The Commitment Parties’ commitments to backstop the Rights Offering, and the other transactions contemplated by the Backstop Agreement and the Term Sheet, are conditioned upon the satisfaction of all conditions to the effectiveness of the Plan, and other applicable conditions precedent set forth in the Backstop Agreement and the Term Sheet, including the entry of the Approval Order and the execution and delivery of the Backstop Agreement. The issuances of new common stock pursuant to the Rights Offering and the Backstop Agreement are conditioned upon, among other things, confirmation of the Plan by the Court, and the Plan’s effectiveness.

The foregoing descriptions of the Plan Support Agreement, the Term Sheet, and the Backstop Agreement are summary only and are qualified in their respective entireties by reference to the complete text of the applicable documents, copies of which are attached as exhibits to this Current Report on Form 8-K and incorporated herein by reference. Please see Item 9.01 below and the attached exhibits.

Section 7.	Regulation FD

Item 7.01.	Regulation FD Disclosure.

Press Release

On November 22, 2016, UPL issued a press release announcing its entry into the Plan Support Agreement and the Backstop Agreement, as described above in Item 1.01. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K. Please see Item 9.01 below and the attached exhibit.

The information included in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Confidentiality Agreement Disclosures

Prior to execution of the Plan Support Agreement, UPL entered into certain Confidentiality and Non-Disclosure Agreements with the Plan Support Parties (collectively, as amended, the “Confidentiality Agreements”). Pursuant to the Confidentiality Agreements, UPL agreed to publicly disclose all material non-public information regarding the Ultra Entities that was provided to the Plan Support Parties (the “Cleansing Materials”), including the Term Sheet, the Backstop Agreement and certain other information the legal and financial advisors for the Plan Support Parties asked UPL to disclose.

Copies of the Cleansing Materials are attached as Exhibit 99.2 to this Current Report on Form 8-K. Please see Item 9.01 below and the attached exhibits.

Portions of the financial projections, forecasts, oil and gas reserve estimates and other information included in the Cleansing Materials were not prepared with a view toward public disclosure or compliance with the published guidelines of the U.S. Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding financial projections or forecasts or oil and gas reserve estimates. Any such projections do not purport to present the estimated value or financial condition of any of the Ultra Entities in accordance with U.S. generally accepted accounting principles. The inclusion of any such projections or estimates in the Cleansing Materials should not be relied upon as such. In addition, the format of portions of the Cleansing Materials were determined by the professional advisors of the Plan Support Parties, not by the Ultra Entities. Neither any of the Ultra Entities nor any of their representatives undertakes any obligation to publicly update or correct any of the projections, forecasts, estimates or other information included in the Cleansing Materials, even if any or all of the assumptions underlying such projections, forecasts, estimates or other information prove to have been incorrect.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Plan Support Agreement dated November 21, 2016, by and among Ultra Petroleum Corp. and the other Ultra Entities, on the one hand, and certain holders of common stock in Ultra Petroleum Corp. and debt securities issued by Ultra Petroleum Corp., on the other hand

10.2	Backstop Commitment Agreement dated November 21, 2016, by and among Ultra Petroleum Corp. and the other Ultra Entities, on the one hand, and certain holders of common stock in Ultra Petroleum Corp. and debt securities issued by Ultra Petroleum Corp., on the other hand

99.1	News Release dated November 22, 2016

99.2	Cleansing Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORP.

November 22, 2016	By:	/s/ Garrett B. Smith
	Name:	Garrett B. Smith
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Plan Support Agreement dated November 21, 2016, by and among Ultra Petroleum Corp. and the other Ultra Entities, on the one hand, and certain holders of common stock in Ultra Petroleum Corp. and debt securities issued by Ultra Petroleum Corp., on the other hand

10.2	Backstop Commitment Agreement dated November 21, 2016, by and among Ultra Petroleum Corp. and the other Ultra Entities, on the one hand, and certain holders of common stock in Ultra Petroleum Corp. and debt securities issued by Ultra Petroleum Corp., on the other hand

99.1	News Release dated November 22, 2016

99.2	Cleansing Materials